Exhibit 12.1

MONITRONICS INTERNATIONAL, INC.

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

(DOLLARS IN THOUSANDS)

	Fiscal Year Ended
	June 30, 1999 Restated	June 30, 2000 Restated	June 30, 2001 Restated	June 30, 2002 Restated	June 30, 2003 Restated	Three Months Ended September 30, 2002 Restated	Three Months Ended September 30, 2003
Fixed Charges as Defined:
Deferred Finance Charges	301	423	524	1,205	1,777	444	420
Interest Expense	11,192	21,325	27,160	19,183	20,838	5,262	6,638
Rent	67	100	176	209	220	55	45

Total Fixed Charges (A)	11,560	21,848	27,860	20,597	22,835	5,761	7,103
Earnings as Defined:
Pretax Income	4,452	3,441	2,392	7,911	8,580	1,799	(6,769)
Add Fixed Charges	11,560	21,848	27,860	20,597	22,835	5,761	7,103

Earnings and Fixed Charges (B)	16,012	25,289	30,252	28,508	31,415	7,560	334
Ratio of earnings to fixed charges (B/A)	1.39	1.16	1.09	1.38	1.38	1.31
Insufficient to cover fixed charges (B-A)							(6,769)

MONITRONICS INTERNATIONAL, INC.

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

INCLUDING DIVIDENDS PAYALBE

(DOLLARS IN THOUSANDS)

	Fiscal Year Ended
	June 30, 1999 Restated	June 30, 2000 Restated	June 30, 2001 Restated	June 30, 2002 Restated	June 30, 2003 Restated	Three Months Ended September 30, 2002 Restated	Three Months Ended September 30, 2003
Fixed Charges as Defined:
Deferred Finance Charges	301	423	524	1,205	1,777	444	420
Interest Expense	11,192	21,325	27,160	19,183	20,838	5,262	6,638
Dividends Payable	2,252	4,671	7,345	24,314	30,472	7,140	7,764
Amort of accretion	31	102	114	193	214	54	54
Rent	67	100	176	209	220	55	45

Total Fixed Charges (A)	13,843	26,621	35,319	45,104	53,521	12,955	14,921
Earnings as Defined:
Pretax Income	4,452	3,441	2,392	7,911	8,580	1,799	(6,769)
Add Fixed Charges—less dividends payable	11,560	21,848	27,860	20,597	22,835	5,761	7,103

Earnings and Fixed Charges (B)	16,012	25,289	30,252	28,508	31,415	7,560	334
Total Fixed Charges	13,843	26,621	35,319	45,104	53,521	12,955	14,921
Ratio of earnings to fixed Charges (B/A)	1.16
Insufficent to cover fixed charges (B-A)		(1,332)	(5,067)	(16,596)	(22,106)	(5,395)	(14,587)

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